EXECUTION COPY

AMENDMENT NUMBER FOUR
to the
MASTER REPURCHASE AGREEMENT
and
PRICING SIDE LETTER,
Each dated as of May 16, 2005
among
DB STRUCTURED PRODUCTS, INC.,
ASPEN FUNDING CORP.,
NEWPORT FUNDING CORP.,
ECC CAPITAL CORPORATION,
ENCORE CREDIT CORP.,
BRAVO CREDIT CORPORATION,
ECC SPV II,
ENCORE SPV II
and
BRAVO SPV II

This AMENDMENT NUMBER FOUR TO MASTER REPURCHASE AGREEMENT AND PRICING SIDE LETTER (this “Amendment”), is made and is effective as of this 12th day of May, 2006 (the “Amendment Number Four Effective Date”), among DB Structured Products, Inc. (“DBSP”), Aspen Funding Corp. (“Aspen”), Newport Funding Corp. (“Newport” and collectively with DBSP and Aspen, the “Buyers”), ECC Capital Corporation (“ECC”), Encore Credit Corp. (“Encore”), Bravo Credit Corporation (“Bravo” and collectively with ECC and Encore, the “Guarantors”), ECC SPV II (“ECC SPV”), Encore SPV II (“Encore SPV”) and Bravo SPV II (“Bravo SPV” and collectively with ECC SPV and Encore SPV, the “Sellers”).

R E C I T A L S

Guarantors, Sellers and Buyers entered into that certain Master Repurchase Agreement dated as of May 16, 2005 (as amended, supplemented and otherwise modified from time to time, the “Repurchase Agreement”) and pricing side letter, dated as of May 16, 2006 (as amended, supplemented and otherwise modified from time to time, the “Pricing Side Letter”).

Guarantors, Buyers and Sellers entered into that certain Amendment Number One to the Repurchase Agreement and Pricing Side Letter dated August 18, 2005, Amendment Number Two to the Repurchase Agreement and Pricing Side Letter dated February 28, 2006 and Amendment Number Three to the Repurchase Agreement dated April 14, 2006.

Guarantors, Buyers and Sellers each desire to further modify certain terms of the Repurchase Agreement and Pricing Side Letter as set forth in this Amendment.

Guarantors, Buyers and Sellers each have agreed to execute and deliver this Amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Repurchase Agreement and Pricing Side Letter, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following (all capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Repurchase Agreement or Pricing Side Letter, as applicable):

1. Amendments. Upon execution of this Amendment by each party hereto and effective as of the Amendment Number Four Effective Date:

(a)	With respect to the Repurchase Agreement:

(i)	The definition of Closing Date in Section 2 (Definitions and Interpretation) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following definition:

“Closing Date”: May 15, 2006

(ii)	The definition of Maximum Aggregate Purchase Price in Section 2 (Definitions and Interpretation) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following definition:

“Maximum Aggregate Purchase Price” means Two Hundred Million Dollars ($200,000,000) for all Sellers. The Buyers may or may not in their sole discretion enter into Transactions with respect to the Maximum Aggregate Purchase Price and the Sellers acknowledge and agree that the Maximum Aggregate Purchase Price represents an uncommitted obligation of the Buyers.

(iii)	The definition of Termination Date in Section 2 (Definitions and Interpretation) is hereby deleted in its entirety and replaced with the following definition:

“Termination Date” means the earlier of (i) May 14, 2007 or (ii) at Buyers’ option, upon the occurrence of an Event of Default.

(iv)	The first sentence of subpart (a) of Section 3 (The Transactions) is hereby deleted in its entirety and replaced with the following:

Subject to the terms and conditions of the Program Documents, DBSP, Aspen and Newport may enter into Transactions with an aggregate Purchase Price for all Purchased Loans acquired by all Buyers and sold by all Sellers not to exceed the Maximum Aggregate Purchase Price. This Agreement is not a commitment by Buyers to enter into Transactions with Sellers but rather sets forth the procedures to be used in connection with periodic requests for Buyers to enter into Transactions with Sellers. Sellers hereby acknowledges that Buyers are under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

(v)	Subpart (b) of Section 3 (The Transactions) is hereby amended by deleting the fourth sentence thereof and replacing it with the following:

Provided that the applicable conditions in Sections 10(a) and (b) have been satisfied, each Purchased Loan that is repurchased by the related Seller on the Repurchase Date shall automatically become subject to a new Transaction unless (i) the related Seller is otherwise notified by the related Buyer at least five (5) Business Days prior to any such Repurchase Date or (ii) the related Buyer is otherwise notified by the related Seller at least one (1) Business Day prior to any such Repurchase Date; provided that if the Repurchase Date so determined is later than the Termination Date, the Repurchase Date for such Transaction shall automatically reset to the Termination Date, and the provisions of this sentence as it might relate to a new Transaction shall expire on such date.

(vi)	The first sentence of Section 20 (Remedies) of the Repurchase Agreement is hereby amended by deleting the parenthetical in its entirety.

(vii)	The last sentence of Section 38 (Due Diligence) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

Servicer, Sellers and the applicable ECC Persons shall pay Buyers’ out-of-pocket costs and expenses incurred in connection with any due diligence hereunder.

(b)	With respect to the Pricing Side Letter:

(i)	Section 2 of the Pricing Side Letter is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

The Sellers shall be responsible for any and all legal fees and expenses, due diligence and other out-of-pocket expenses incurred by a Buyer or its agents in connection with preparation, review, negotiation, setting up, administering or amending of this Pricing Side Letter, the Agreement, the other Program Documents and the transactions contemplated thereby.

2. Representations and Warranties. Each of the Sellers and Guarantors hereby represents and warrants that (a) it has the power and is duly authorized to execute and deliver this Amendment, (b) this Amendment has been duly authorized, executed and delivered, (c) it is and will continue to be duly authorized to perform its obligations under the Program Documents, (d) the execution, delivery and performance by it of this Amendment does not and will not require any consent or approval, which has not already been obtained, from any Governmental Authority, equityholder or any other Person, (e) the execution, delivery and performance by it of this Amendment shall not result in the breach of, or constitute a default under, any material agreement or instrument to which it is a party and (f) this Amendment and each of the Program Documents (after giving effect to this Amendment) to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws (whether statutory, regulatory or decisional) and general equitable principles affecting creditors’ rights and remedies regardless of whether such enforceability is considered in a proceeding in equity or at law. The Sellers represent and warrant that no Default or Event of Default has occurred. Each of the Seller and Guarantor represents and warrants that it is in compliance with all provisions and terms of the Repurchase Agreement and each other Program Document to which it is a party and by which it may be bound.

3. Expenses. Sellers shall promptly reimburse Buyers for all out-of-pocket costs and expenses of Buyers in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the fees and expenses of counsel for Buyers).

4. Entire Agreement; No Other Changes. This Amendment supersedes and integrates all previous negotiations, contracts, agreements and understandings between the parties with respect to the subject matter hereof, and it contains the entire final agreement of the parties. Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Repurchase Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

5. Severability. If any provision of this Amendment is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of this Amendment, and this Amendment shall be enforced to the fullest extent permitted by law.

6. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

7. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HERETO EACH HEREBY WAIVE THE RIGHT OF A TRIAL BY JURY IN ANY LITIGATION ARISING HEREUNDER.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment Number Four to Master Repurchase Agreement as of the date first written above.

ECC SPV II, as Seller
By: ECC Capital Corporation, as Administrator

By: /s/ Troy A. Gotschall
Name: Troy A. Gotschall
Title: Executive Vice President

ENCORE SPV II, as Seller
By: Encore Credit Corp., as Administrator

By: /s/ Troy A. Gotschall
Name: Troy A. Gotschall
Title: President and Chief Executive Officer

BRAVO SPV II, as Seller
By: Bravo Credit Corporation, as Administrator

By: /s/ Troy A. Gotschall
Name: Troy A. Gotschall
Title: Executive Vice President

ECC CAPITAL CORPORATION, as Originator and Guarantor

By: /s/ Troy A. Gotschall
Name: Troy A. Gotschall
Title: Executive Vice President

ENCORE CREDIT CORP., as Guarantor and Originator

By: /s/ Troy A. Gotschall
Name: Troy A. Gotschall
Title: President and CEO

BRAVO CREDIT CORPORATION, as Guarantor and Originator

By: /s/ Troy A. Gotschall
Name: Troy A. Gotschall
Title: Executive Vice President

DB STRUCTURED PRODUCTS, INC., as Buyer and Agent, as applicable

By: /s/ Vincent D’Amore
Name: Vincent D’Amore
Title: Director

By: /s/ John McCarthy
Name: John McCarthy
Title: Authorized Signatory

ASPEN FUNDING CORP., as Buyer and Agent, as applicable

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

NEWPORT FUNDING CORP., as Buyer and Agent, as applicable

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President